                                                                    Exhibit 10.1


                               PURCHASE AGREEMENT

         This Purchase Agreement is made as of the 1st day of November, 1998, by and between MERCEDES-BENZ CREDIT CORPORATION, a Delaware corporation (the "Seller"), having its principal executive office at 201 Merritt 7, Suite 700, Norwalk, Connecticut 06856-5425, and DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION, a Delaware corporation (the "Purchaser"), having its principal executive office at 1201 North Market Street, Wilmington, Delaware 19801.

         WHEREAS, in the regular course of its business, the Seller purchases certain retail installment contracts for, and retail loans evidenced by notes secured by, new and used Mercedes-Benz automobiles and new and used medium- and heavy-duty trucks and tractors manufactured by Freightliner Corporation and its subsidiaries (collectively, "Freightliner") and used trucks and tractors and new and used trailers manufactured by companies other than Freightliner.

         WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to the Daimler-Benz Vehicle Owner Trust 1998-A (the "Trust") to be created thereunder, which Trust will issue certain classes of notes (the "Notes") and certain certificates (the "Certificates") representing fractional undivided interests in such Receivables and the other property of the Trust.

         NOW, THEREFORE, in consideration of the foregoing and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Terms not defined in this Agreement shall have the meanings assigned to such terms in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

         "Assignment" shall mean an assignment in the form of Exhibit A hereto.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement dated as of the date hereof by and among Mercedes-Benz Credit Corporation, in its individual capacity and as Servicer, the Purchaser, as Seller, and Daimler-Benz Vehicle Owner Trust 1998-A, as Issuer.

         "Prospectus" shall have the meaning assigned to such term in the Underwriting Agreement.

         "Receivable" shall mean each retail installment contract which appears on Exhibit B hereto and all amendments thereof and supplements thereto.

         "Receivables Purchase Price" shall mean $1,631,454,551.40.

         "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

         "Underwriting Agreement" shall mean the Note Underwriting Agreement dated December 3, 1998 by and between Chase Securities Inc. and Salomon Smith Barney Inc., as representatives of the Underwriters, the Purchaser, as seller, and Daimler-Benz North America Corporation.

         "Underwriters" shall mean the several underwriters listed in Schedule I to the Underwriting Agreement.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

         2.1      Purchase and Sale of Receivables.

                  (a) Sale of Receivables. On the Closing Date, subject to the terms and conditions of this Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, and the Purchaser shall purchase, all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies due thereunder on or after the Cutoff Date; (ii) all of the Seller's the security interests in the Financed Vehicles; (iii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors; (iv) the rights of recourse of the Seller against Dealers arising out of breaches by Dealers with respect to the Receivables; (v) all of the Seller's rights to all documents contained in the Receivable Files; (vi) all property (including the right to receive future liquidation proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee; and
(vii) all proceeds of any and all of the foregoing. The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the property transferred under this Section 2.1(a) or any agreement, document or instrument related thereto.

                  (b) Receivables Purchase Price. In consideration for the Receivables and other properties described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to $1,546,971,721.48 of the Receivables Purchase Price shall be paid to the Seller in cash. The remaining $84,482,829.92 of the Receivables Purchase Price shall be deemed paid and returned to the Purchaser and be considered a contribution to the capital of the Purchaser. The portion of the Receivables Purchase Price to be paid in cash shall be paid by federal wire transfer (same day) funds to such account in New York, New York as the Seller shall designate.

         2.2 The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement pursuant to which the Purchaser will transfer to the Trust all of the Purchaser's right, title and interest in and to the Receivables and other property described in Section 2.1(a) in exchange for the Notes and the Certificates; and (b) the Underwriting Agreement, pursuant to which the Purchaser will sell to the Underwriters the Notes.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties:

                  (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure of the Purchaser to so qualify or obtain such licenses or approvals would not have a material adverse affect on the Purchaser, the Trust or any Receivable.

                  (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms. The Purchaser has full power and authority to purchase the property to be sold and assigned by the Seller and has duly authorized such purchase by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Purchaser by all necessary corporate action.

                  (d) Binding Obligations. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be eliminated by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (e) No Violation. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Purchaser, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or violate any law, order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Purchaser, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (a) asserting the invalidity of this Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

         3.2      Representations and Warranties of the Seller

                  (a) The Seller makes the following representations and warranties to the Purchaser:

                           (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is currently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

                           (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure of the Seller to so qualify or obtain such licenses or approvals would not have a material adverse effect on the Seller or any Receivable.

                           (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms. The Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery, and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action.

                           (iv) Valid Sale; Binding Obligations. This Agreement and the Assignment effect a valid sale, transfer, and assignment of the Receivables and the other property conveyed by the Seller to the Purchaser hereunder, enforceable against creditors of and purchasers from the Seller; and this Agreement and the Assignment constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                           (v) No Violation. The execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Seller, or conflict with, or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule, or regulation, applicable to the Seller or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                           (vi) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties:
         (a) asserting the invalidity of this Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (c) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

                  (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer pursuant to the Sale and Servicing Agreement:

                           (i) Characteristics of Receivables. Each Receivable
         (a) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing Dealer Agreement with the Seller, was validly assigned by such Dealer to the Seller, (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security,
         (c) except in the case of a Balloon Receivable, provides for level monthly payments that fully amortize the Amount Financed by maturity and yields interest at the APR of such Receivable, and in the case of a Balloon Receivable, provides for fixed monthly payments that amortize the Amount Financed to an amount equal to the Balloon Payment by maturity, provides for a Balloon Payment at maturity that is sufficient to pay the remaining Amount Financed of the Receivable, and yields interest at the APR of such Receivable, (d) is a retail installment contract, (e) is secured by one or more Financed Vehicles.

                           (ii) Schedule of Receivables. The information set forth in Exhibit B to this Agreement was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed by the Seller to be adverse to the Certificateholders were utilized in selecting the Receivables.

                           (iii) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied at the time it was originated or made, and complies at the execution of this Agreement, in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade

         Commission Act, the Magnusson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                           (iv) Binding Obligations. To the best of the Seller's knowledge, each Receivable represents the legal, valid, and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                           (v) No Government Obligor. Neither the United States of America nor any State or any agency, department, or instrumentality of the United States of America or any State is an Obligor.

                           (vi) Security Interest in Financed Vehicles. To the best of the Seller's knowledge, immediately prior to the sale, assignment, and transfer of each Receivable to the Purchaser hereunder, such Receivable shall be secured by a validly perfected first priority security interest and lien in the related Financed Vehicle in favor of the Seller as secured party. Such security interest and lien is being assigned by the Seller to the Purchaser pursuant to this Agreement except that no certificate of title or certificate of ownership with respect to such Financed Vehicle has been or will be amended to identify the Purchaser as a secured party. At such time as enforcement of such security interest is sought, there shall exist a valid, subsisting and enforceable first priority security interest in such Financed Vehicle for the benefit of the Purchaser. The foregoing representations and warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle do not cover statutory or other liens arising after the Closing Date by operation of law or any rights of third parties arising after the Closing Date as a result of the fraud or forgery of the Vehicle owner or administrative error by state recording officials which are prior to such security interest.

                           (vii) Receivables in Force. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the Lien granted by the related Receivable in whole or in part, which security interest shall be assignable by the Seller to the Purchaser and by the Purchaser to the Trust.

                           (viii) No Waiver. No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Seller in this
         Section 3.2.

                           (ix) No Defenses. No right of rescission, setoff, counterclaim, or defense has been asserted or, to the best of the Seller's knowledge, threatened with respect to any Receivable.

                           (x) No Liens. To the best of Seller's knowledge, no liens or claims have been filed for work, labor, or materials relating to a Financed Vehicle that are liens prior to, or equal or on a parity with, the secured interest in the Financed Vehicle granted by the related Receivable.

                           (xi) No Default, Repossession. Except for payment defaults continuing for a period of not more than thirty (30) days in the case of Motor Vehicles or sixty (60) days in the case of Commercial Vehicles as of the Cutoff Date, to the best of the Seller's knowledge, no default, breach, violation, or event permitting acceleration under the terms of any Receivable and no event that with notice or the lapse of time would constitute such a default, breach, violation, or event permitting acceleration under the terms of any Receivable has occurred; and no Financed Vehicle was repossessed on or prior to the Cutoff Date.

                           (xii) Insurance. Except in the case of certain fleet customers which are permitted to be self-insured in accordance with the Seller's customary standards, the Seller, in accordance with its customary procedures, has determined that each Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                           (xiii) Title. It is the intention of the Seller that the transfer and assignment of the Receivables herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition or the commencement of any Proceeding by or against the Seller under any bankruptcy or other insolvency law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. The Seller is transferring title to each Receivable free and clear of all Liens and rights of others and has perfected such transfer under the UCC.

                           (xiv) Valid Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement is unlawful, void, or voidable. The Seller has not entered into any agreement with any Obligor that prohibits, restricts or conditions the assignment of any portion of the Receivables.

                           (xv) All Filings Made. All filings (including, without limitation, UCC filings) and agreements necessary in any jurisdiction to give the Purchaser a first priority perfected security interest in the Receivables have been made.

                           (xvi) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC.

                           (xvii) One Original. There is only one original executed copy of each Receivable.

                           (xviii) Principal Balance. Each Receivable had a remaining Principal Balance as of the Cutoff Date of not more than $5,617,494.16 and not less than $217.25.

                           (xix) No Bankrupt Obligors. To the best of the Seller's knowledge, no Obligor under any Receivable was, as of the Cutoff Date, the subject of a Proceeding under the Bankruptcy Code of the United States or any other bankruptcy or insolvency law.

                           (xx) New and Used Vehicles. Approximately 70.13% of the aggregate Principal Balance of the Receivables, constituting 57.53% of the Receivables as of the Cutoff Date relate to new Financed Vehicles, and approximately 29.87% of the aggregate Principal Balance of the Receivables, constituting 42.47% of the number of Receivables as of the Cutoff Date, relate to used Financed Vehicles.

                           (xxi) Origination. Each Receivable shall have an origination date during or after November 7, 1991.

                           (xxii) Maturity of Receivables. Each Receivable had a remaining maturity, as of the Cutoff Date, of not more than 84 months and an original maturity of not more than 85 months.

                           (xxiii) Annual Percentage Rate. Each Receivable has an APR of at least 8.25% and not more than 13.0%.

                           (xxiv) Scheduled Payments. Each Receivable shall have a first Scheduled Payment due on or prior to November 1, 1998, and no Receivable shall have a payment that was more than thirty (30) days overdue in the case of Motor Vehicles and sixty (60) days overdue in the case of Commercial Vehicles as of the Cutoff Date.

                           (xxv) Billing Address. The Obligor under each Receivable had a current billing address in the United States as of the Cutoff Date.

                           (xxvi) Location of Receivable Files. The Receivable Files shall be kept at one or more of the locations listed in Schedule B to the Sale and Servicing Agreement.

                           (xxvii) Other Data. The tabular data and the numerical data relating to the characteristics of the Receivables contained in the Prospectus is true and correct in all material respects as of its date.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                  (a) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                  (b) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables certified by an officer of the Seller to be true, correct and complete.

                  (c) Documents to be delivered by the Seller at the Closing.

                           (i) The Assignment. At the Closing, the Seller will execute and deliver the Assignment.

                           (ii) Evidence of UCC Filing. On or prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which it is required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivable to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser as soon as practicable.

                           (iii) Other Documents. Such other documents as the Purchaser may reasonably request.

                  (d) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement shall be consummated on the Closing Date.

         4.2 Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

             (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

             (b) Receivables Purchase Price. On the Closing Date, the Purchaser will deliver to the Seller the Receivables Purchase Price, as provided in
Section 2.1(b).

                                    ARTICLE V

                             COVENANTS OF THE SELLER

         The Seller agrees with the Purchaser as follows, provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

         5.1 Protection of Right, Title and Interest.

             (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

             (b) The Seller shall not change its name, identity or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with Section 5.1(a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Purchaser at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

             (c) The Seller shall give the Purchaser at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment.

         5.2 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

         5.3 Indemnification. The Seller shall indemnify and hold harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same except for income, franchise or other taxes measured by net income. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

         5.4 Sale. The Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

         6.2 Repurchase upon Breach. The Purchaser shall inform the Seller promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 3.2(b) and, in the case of subsections 3.2(b)(iv), (vi), (ix), (x), (xi) and (xix), any breach or failure which would have occurred if such warranty had not been made to the best knowledge of the Seller. Unless the breach or failure shall have been cured by the last day of the Collection Period which includes the 60th day after the date on which the Seller becomes aware of, or receives written notice from the Purchaser of, such breach or failure, the Seller shall repurchase from the Purchaser any Receivable, the interests of the Purchaser in which are materially and adversely affected by the breach or failure, on the Payment Date immediately following such Collection Period but with effect from the first day of the Collection Period in which such Payment Date occurs. In consideration of the purchase of a Receivable hereunder, the Seller shall remit the Purchase Amount of such Receivable to the Purchaser. The sole remedy of the Purchaser with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 3.2(b) shall be to require the Seller to repurchase the relevant Receivable pursuant to this Section 6.2.

         6.3 Purchaser's Assignment of Repurchased Receivables. With respect to all Receivables purchased by the Seller pursuant to Section 6.2, the Purchaser shall assign, without recourse, representation, or warranty, to the Seller all the Purchaser's right, title, and interest in and to such Receivables, and all security and documents and all other property conveyed pursuant to Section 2.1(a) with respect to such Receivables. Such assignment shall be a sale and assignment outright, and not for security. If, in any enforcement suit or legal proceeding, it is held that the Seller may not enforce any such Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce the Receivable, the Purchaser and any transferee or assignee of the Purchaser shall, at the expense of the Seller, take such steps as the Seller deems necessary to enforce the Receivable, including bringing suit in the Purchaser's name or in the name of any transferee or assignee of the Purchaser.

         6.4 Trust. The seller acknowledges that: the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trustee for the benefit of the Noteholders and Certificateholders. The Seller hereby consents to such sale and assignment.

         6.5 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser.

         6.6 Accountants' Letters.

                  (a) KPMG Peat Marwick will review the characteristics of the Receivables described in the Schedule of Receivables hereto and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus.

                  (b) The Seller will cooperate with the Purchaser and KPMG Peat Marwick in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.6(a) above and to deliver the letters required of them under the Underwriting Agreement.

                  (c) KPMG Peat Marwick will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus under the caption "Delinquency and Loss Experience" and with respect to such other information as may be agreed in the form of letter.

         6.7 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

         6.8 Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered, sent by telecopier, sent by courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt to either party at its address shown in the opening portion of this Agreement or at such other address as may be designated by a party by notice to the other party.

         6.9 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

         6.10 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the performance by the Purchaser of its obligations, or the enforcement of the Purchaser's rights, under this Agreement, the Receivables or the Sale and Servicing Agreement or as required by law.

         6.11 Governing Law. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT AND THE ASSIGNMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                MERCEDES-BENZ CREDIT CORPORATION


                                By       /s/ David A. Klanica
                                         Name:    David A. Klanica
                                         Title:   Director, Accounting Services


                                DAIMLER-BENZ VEHICLE RECEIVABLES
                                CORPORATION


                                By       /s/ H. S. Traison
                                         Name:    Harvey S. Traison
                                         Title:   President

                                   ASSIGNMENT


         For value received, in accordance with the Purchase Agreement dated as of November 1, 1998, between the undersigned and DAIMLER-BENZ VEHICLE RECEIVABLES CORPORATION (the "Purchaser") (the "Purchase Agreement"), the undersigned does hereby sell, assign transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned whether nor owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies due thereunder on or after the Cutoff Date; (ii) all of the Seller's the security interests in the Financed Vehicles; (iii) all of the Seller's rights to receive proceeds from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors; (iv) the rights of recourse of the Seller against Dealers arising out of breaches by Dealers with respect to the Receivables; (v) all of the Seller's rights to all documents contained in the Receivable Files; (vi) all property (including the right to receive future liquidation proceeds and Recoveries) that secures a Receivable and that will have been acquired by or on behalf of the Indenture Trustee; and (vii) all proceeds of any and all of the foregoing. The sale, transfer, assignment and conveyance made hereunder shall not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Seller to the Obligors, the Dealers or any other Person in connection with the Receivables and the property transferred under this Section 2.1(a) or any agreement, document or instrument related thereto.

         This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in or pursuant to the Purchase Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of December 10, 1998.


                                          MERCEDES-BENZ CREDIT CORPORATION


                                          By
                                                   Name:
                                                   Title

                                    Exhibit B

                             Schedule of Receivables


                             DELIVERED TO PURCHASER

                                   AT CLOSING